                                                                    EXHIBIT 21.1

                             COLORADO MEDTECH, INC.

                     Subsidiaries of Colorado MEDtech, Inc.

1.   BioMed Y2K, Inc., a Colorado corporation..

2.   CIVCO Medical Instruments Co., Inc., an Iowa corporation.